Exhibit 11.1




Statement regarding computation of per share earnings

The numerators and denominators of basic and fully diluted earnings per share are as follows:


                                             Three months ended December 31,
                                         ---------------------------------------
                                                       2006                2005
                                         ------------------- -------------------

Net income (loss) allocable
       to common shares (numerator)             $   425,009         $    98,413
                                         =================== ===================
Shares used in the
          calculation (denominator)
Weighted average shares outstanding              14,589,303          14,991,325
   Effect of diluted stock options                       --                  --
                                         ------------------- -------------------
   Diluted shares                                14,589,303          14,991,325
                                         =================== ===================

Basic earnings per share                         $     0.03          $     0.01
                                         =================== ===================

Diluted earnings per share                       $     0.03          $     0.01
                                         =================== ===================